Exhibit 99.1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

Dated November 3, 2006

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

COMPANHIA VALE DO RIO DOCE

By: /s/ Fábio de Oliveira Barbosa
Name: Fábio de Oliveira Barbosa
Title: Chief Financial Officer

By: /s/ Murilo Pinto de Oliveira Ferreira
Name: Murilo Pinto de Oliveira Ferreira
Title: Executive Officer

CVRD HOLDINGS GMBH

By:
Name: _______________________
Title:

By:
Name: _______________________
Title:

RIO DOCE HOLDINGS AG

By:
Name: _______________________
Title:

By:
Name: _______________________
Title:

CVRD INTERNATIONAL SA

By:
Name: _______________________
Title:

By:
Name: _______________________
Title:

CVRD CANADA INC.

By: /s/ Fábio de Oliveira Barbosa
Name: Fábio de Oliveira Barbosa
Title: Chief Financial Officer

By: /s/ Murilo Pinto de Oliveira Ferreira
Name: Murilo Pinto de Oliveira Ferreira
Title: Executive Officer

ITABIRA NORTH AMERICA INC.

By:
Name: _______________________
Title:

By:
Name: _______________________
Title: